THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (the "Third Amendment") is dated as of October 31, 2003 and is made by and among PENN VIRGINIA OPERATING CO., LLC, a Delaware limited liability company (the "Borrower"), the financial institutions party hereto (individually a "Lender" and collectively, the "Lenders") and PNC BANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent").

RECITALS:

WHEREAS, the Borrower, the Lenders and the Agent are parties to that certain Credit Agreement, dated as of October 30, 2001, as amended or modified by that certain Letter Amendment to the Credit Agreement dated October 23, 2002 and that certain Letter Amendment to the Credit Agreement dated March 7, 2003 (as further amended or modified by that certain Letter Agreement dated November 1, 2002 and that certain Letter Agreement dated December 18, 2002) (as amended, the "Credit Agreement") (unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Credit Agreement);

WHEREAS, the parties hereto desire to further amend the Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, and incorporating the above-defined terms herein, the parties hereto agree as follows:

    Table of Exhibits. The following schedule is hereby added in its proper alpha-numerical order to the Table of Exhibits to the Credit Agreement: Schedule 1 - Commitment Schedule.
    Definitions. Section 1.1 of the Credit Agreement shall be amended as follows:
      Additional Definitions. In addition to the capitalized terms defined in the recitals to this Third Amendment (which are incorporated into the Credit Agreement by reference), the following new definitions are hereby added alphabetically to Section 1.1 of the Credit Agreement:

      "Affiliate as to any Person shall mean any other Person (i) that directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) that beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or (iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be."

      "Anti-Terrorism Laws shall mean any Governmental Rules relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Governmental Rules comprising or implementing the Bank Secrecy Act, and the Governmental Rules administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Governmental Rules may from time to time be amended, renewed, extended, or replaced)."

      "Blocked Person shall have the meaning assigned to such term in Subsection 3.28b."

      "Debt Incurrence Test" shall mean the ratio described in Section 10.1(iii)(i) of the March 2003 Note Purchase Agreement.

      "Effective Time shall mean October 31, 2003.

      "Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced."

      "Federal Funds Open Rate for any day shall mean the rate per annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "open rate" for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Agent, as set forth on the applicable Telerate display page; provided, however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open rate" on the immediately preceding Business Day, or if no such rate shall be quoted by a federal funds broker at such time, such other rate as determined by the Agent in accordance with its usual procedures."

      "Leverage Ratio shall mean the ratio of the Parent's Consolidated Total Indebtedness as at the end of each Fiscal Quarter to the Parent's Consolidated EBITDA for the four most recently completed Fiscal Quarters treated as a single accounting period."

      "Second Note Purchase Agreement means, individually and collectively, one or more Note Purchase Agreements pursuant to which Borrower will issue up to an aggregate of $30,000,000 of notes subsequent to the Effective Time, provided, however, (i) that such notes shall be unsecured and issued on terms and conditions no more restrictive to the Borrower than the terms and conditions set forth in each existing March 2003 Note Purchase Agreement (as amended) or this Agreement, (ii) that the Debt Incurrence Test and the comparable test of the Second Note Purchase Agreement shall be at least 3.0 to 1.0, and (iii) that all documentation, terms, conditions, representations and warranties, conditions precedent, amortization schedule, and covenants (both affirmative and negative), in connection with the Second Note Purchase Agreement shall be satisfactory to the Agent in its sole discretion."

      "USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced."

      The following terms (and associated definitions) in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety as follows:

      "Base Rate means, for any day, the higher of (i) the sum of (A) the Federal Funds Open Rate for such day plus (B) fifty (50) basis points (.50%) per annum and (ii) the Prime Rate, as of such day."

      "Euro-Rate means, with respect to portions of the Loan to which the Euro-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive, absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Moneyline Telerate (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Moneyline Telerate service as may replace display page 3750), two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Loan and having a Borrowing Date and a maturity comparable to such Interest Period by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate may also be expressed by the following formula:

Average of London interbank offered rates as shown on Euro-Rate = Moneyline Telerate Service display page 3750 1.00 - Euro-Rate Reserve Percentage

      The Euro-Rate shall be adjusted with respect to any Loan to which the Euro-Rate Option applies that is outstanding on the effective date of any change in the Euro-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the Euro-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error."

      "Revolving Credit Commitment" means, as to each Lender, the obligation of such Lender to make Revolving Credit Loans available to the Borrower pursuant to Section 2.1A in an aggregate principal amount not to exceed the amount captioned "Revolving Credit Commitment" set forth on Schedule 1 and thereafter on the most recent Schedule 1 of any relevant Assignment and Assumption Agreement (as the same may be reduced or increased at any time or from time to time pursuant to Section 2.10) and, as to all Lenders, the obligation of the Lenders to make Revolving Credit Loans available to the Borrower in an aggregate amount equal to the Revolving Credit Commitments of all of the Lenders."

      "Termination Date" means October 30, 2006."

      The defined term "Note Purchase Agreement" in Section 1.1 of the Credit Agreement is hereby replaced throughout the Credit Agreement with the following new defined term "March 2003 Note Purchase Agreement." Such new term "March 2003 Note Purchase Agreement" is hereby added in its proper alphabetical order to Section 1.1 of the Credit Agreement as follows:

    "March 2003 Note Purchase Agreement" means, individually and collectively, one or more Note Purchase Agreements pursuant to which Borrower will issue up to an aggregate of $90,000,000 of Senior Notes on or before April 30, 2003, in substantial conformity with the terms of the Indicative Term Sheet prepared by Lehman Brothers and delivered to the Agent and the Lenders and attached as "Exhibit A" to that certain letter amendment to this Agreement, dated as of March 7, 2003, and incorporated herein by this reference or otherwise in acceptable form to the Required Lenders."

    General Revolving Loans; Distribution Loans. Subsection 2.1Aa of the Credit Agreement is hereby amended and restated as follows:

    "2.1Aa General Revolving Loans, Distribution Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Lender severally agrees to make Revolving Credit Loans to the Borrower at any time and from time to time on or after the date hereof to, but not including, the Termination Date, provided that the aggregate principal amount of each Lender's Revolving Credit Loans outstanding hereunder to the Borrower shall not exceed at any one time an amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate Revolving Credit Commitments minus such Lender's Ratable Share of the Letters of Credit Outstanding. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Subsection 2.1Aa. The aggregate amount of the Revolving Credit Commitments at the Effective Time is $100,000,000. General Revolving Loans shall be available to the Borrower solely for the purposes set forth in Section 4.1(i). Revolving Credit Loans in an amount not to exceed $5,000,000 in the aggregate at any one time outstanding shall be available for the purposes set forth in Section 4.1(ii) (each such Loan, a "Distribution Loan"), subject to the requirements of Section 4.12 hereof."

    Anti-Terrorism Laws - Representations and Warranties. The following new Section shall be inserted into the Credit Agreement immediately following Section 3.27:

    "3.28 Anti-Terrorism Laws.

    3.28a General.

    None of the Loan Parties nor or any Affiliate of any Loan Party, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

    3.28b Executive Order No. 13224.

    None of the Loan Parties, nor or any Affiliate of any Loan Party, or, (to the knowledge of any Loan Party or any Affiliate thereof) their respective agents acting or benefiting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder, is any of the following (each a "Blocked Person"):

    (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

    (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224;

    (iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

    (iv) a Person or entity that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224;

    (v) a Person or entity that is named as a "specially designated national" on the most current list published by the United States Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or

    (vi) a person or entity who is affiliated or associated with a person or entity listed above.

    No Loan Party or to the knowledge of any Loan Party, any of its agents acting in any capacity in connection with the Loans, Letters of Credit or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224."

    Anti-Terrorism Laws - Affirmative Covenants. The following new Section shall be inserted into the Credit Agreement immediately following Section 4.13:

    "4.14 Anti-Terrorism Laws. The Loan Parties and their respective Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. The Borrower shall deliver to Lenders any certification or other evidence requested from time to time by any Lender in its sole discretion, confirming Borrower's compliance with this Section 4.14."

    Tax Shelter Regulations. The following new Section shall be inserted into the Credit Agreement immediately following Section 4.14:

    "4.15 Tax Shelter Regulations.

    None of the Loan Parties intends to treat the Loans and/or Letters of Credit and related transactions as being a "reportable transaction" (within the meaning of Treasury Regulation Section 1.6011-4). In the event any of the Loan Parties determines to take any action inconsistent with such intention, the Borrower will promptly (1) notify the Agent thereof, and (2) deliver to the Agent a duly completed copy of IRS Form 8886 or any successor form. If the Borrower so notifies the Agent, the Borrower acknowledges that one or more of the Lenders may treat its Loans and/or Letters of Credit as part of a transaction that is subject to Treasury Regulation Section 301.6112-1, and such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation."

    Tax Shelter Provisions. The following new Section shall be inserted into the Credit Agreement immediately following Section 4.15:

    "4.16 Tax Shelter Provisions.

    Promptly after any of the Loan Parties determines that it intends to treat any of the Loans, Letters of Credit or related transactions as being a "reportable transaction" as provided in Section 4.15

    (1) a written notice of such intention to the Agent; and

    (2) a duly completed copy of IRS Form 8886 or any successor form."

    Indebtedness. Paragraph (vi) of Section 5.5 is hereby amended and restated as follows:

    "(vi) (a) Indebtedness of the Borrower (1) under each March 2003 Note Purchase Agreement, and (2) under each Second Note Purchase Agreement (not to exceed $30,000,000 in the aggregate), and (b) Indebtedness of the Parent and its Subsidiaries under guarantees relating to each March 2003 Note Purchase Agreement and each Second Note Purchase Agreement; and"

    Negative Pledges. Section 5.12 of the Credit Agreement is hereby amended and restated as follows:

    "5.12 Negative Pledges. The Borrower shall not directly or indirectly enter into or assume, or permit any Subsidiary to enter into or assume, any agreement (other than this Agreement and the other Loan Documents), or any provision of any certificate of incorporation, by-laws, partnership agreement, operating agreement or other organizational formation or governing document prohibiting the creation or assumption of any lien or Encumbrance upon any of the Borrower's or it Subsidiaries' properties, whether now owned or hereafter created or acquired, or otherwise prohibiting or restricting any transaction contemplated hereby; provided that the foregoing shall not apply to (i) restrictions and conditions imposed by any Governmental Rule or by any Loan Document, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness or other obligations permitted by this Agreement but only to the extent such restriction or condition is limited to the specific assets subject to a Permitted Encumbrance, (iii) customary provisions in leases or other agreements restricting the assignment thereof, (iv) any restriction imposed by the March 2003 Note Purchase Agreement, or (v) any restriction imposed by the Second Note Purchase Agreement."

    Changes to March 2003 Note Purchase Agreement and Second Note Purchase Agreement; Limitations on Prepayments. The following new Section shall be inserted into the Credit Agreement immediately following Section 5.14:

    "5.15 Changes to March 2003 Note Purchase Agreement and Second Note Purchase Agreement; Limitations on Prepayments. The Borrower and each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend, modify, supplement or restate any March 2003 Note Purchase Agreement or any Second Note Purchase Agreement without providing at least fifteen (15) calendar days' prior written notice to the Agent and, in the event such change could be adverse to the Lenders, as reasonably determined by the Agent in its sole discretion, without obtaining the prior written consent of the Required Lenders. The Borrower and each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any optional payments, prepayments, purchases, repurchases, redemptions, retirements or defeasements under or in respect of the notes issued pursuant to the March 2003 Note Purchase Agreement or the notes issued pursuant to the Second Note Purchase Agreement, without obtaining the prior written consent of the Lenders."

    No Reliance on Agent's Customer Identification Program. The following new Section shall be inserted into the Credit Agreement immediately following Section 8.16

    "8.17 No Reliance on Agent's Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (1) any identity verification procedures, (2) any recordkeeping, (3) comparisons with government lists, (4) customer notices or (5) other procedures required under the CIP Regulations or such other Governmental Regulations."

    Certifications From Lenders and Participants. Subsection 9.4 of the Credit Agreement is hereby amended and restated and is re-titled as follows:.

    "9.4 Certifications From Lenders and Participants.

    9.4a Tax Withholding.

    Each Lender or assignee or Participant of a Lender that is not incorporated under the laws of the United States of America or a state thereof (and, upon the written request of the Agent, each other Lender or assignee or Participant or a Lender) agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations (the "Regulations")) certifying its status (i.e., United States or foreign person) and, if appropriate, making a claim of reduced, or exemption from, United States withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code (the "Code"). Such delivery may be made by electronic transmission as described in Section 1.1441-1(e)(4)(iv) of the Regulations if the Agent establishes an electronic delivery system. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-81MY and the related statements and certifications as required under Section 1.1441-1(e)(3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a United States or foreign person. Each Lender, assignee or Participant required to deliver to the Borrower and the Agent a valid Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Lender which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or Fees are payable by the Borrower hereunder for the account of such Lender; (B) each assignee or Participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or Participation (unless the Agent in its sole discretion shall permit such assignee or Participant to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Lender, assignee or Participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or tensions or renewals thereof as may be reasonably requested by the Borrower or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of, or exemption from, United States withholding taxes, the Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Regulations. Further, the Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Lender or assignee or Participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Internal Revenue Code.

    9.4b USA Patriot Act.

    Each Lender or assignee or participant of a Lender that is not incorporated under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United states or foreign county, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Agent the certification, or, if applicable, recertification, certifying that such Lender is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within 10 days after the Effective Time, and (2) as such other times as are required under the USA Patriot Act."

    Confidentiality. Section 9.19 is hereby amended by inserting the following text at the end of the existing paragraph:

    "Notwithstanding anything herein to the contrary, the information subject to this Section 9.19 shall not include, and the Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar items that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby."

    Revolving Credit Commitments; Schedule 1. The "Revolving Credit Commitment" levels and the "Revolving Credit Commitment Percentage" levels for each Lender, set forth on the signature pages to the Credit Agreement, shall be amended and restated and hereinafter are replaced by the "Revolving Credit Commitment" levels and the "Revolving Credit Commitment Percentage" levels for each Lender set forth on Schedule 1 to this Third Amendment.
    Conditions to Effectiveness. This Third Amendment shall become effective upon satisfaction of each of the following conditions being satisfied to the satisfaction of the Agent and the Lenders (the "Effective Time", it being agreed that the Effective Time shall occur no later than October 31, 2003 or such later date agreed to in writing by the Agent):
      Execution and Delivery of Third Amendment. The Borrower, the Guarantors, all Lenders, and the Agent shall have executed those Loan Documents to which it is a party, and all other documentation necessary for effectiveness of this Amendment shall have been executed and delivered all to the satisfaction of the Borrower, the Lenders, and the Agent.
      New Lender Joinder. BNP Paribas, Fleet National Bank and The Huntington National Bank (the "New Lenders") shall have executed and delivered the New Lender Joinder and Assumption Agreement attached as Exhibit A hereto and this Third Amendment.
      Notes. The Borrower shall have executed and delivered to each of the Lenders (including the New Lenders) a Revolving Credit Note, substantially in the form of Exhibit B to this Third Amendment, reflecting the amount of each Lenders' (including the New Lenders') Revolving Credit Commitments.
      Confirmation Agreement. The Borrower shall cause to be delivered to the Agent a Confirmation Agreement, attached as Exhibit C hereto, executed by each Guarantor.
      Opinion of Counsel. The Borrower shall cause to be delivered to the Agent an opinion of the general counsel of the Borrower with respect to this Third Amendment and the Revolving Credit Notes being issued in connection herewith, in such form as shall be acceptable to the Agent.
      Leases; Material Contracts.
        Title files, record searches and liens affecting Material Contracts entered into subsequent to the Closing Date of the Credit Agreement shall have been reviewed to the satisfaction of the Agent; and
        All Material Contracts entered into subsequent to the Closing Date of the Credit Agreement shall have been reviewed to the satisfaction of the Agent.
      Material Adverse Change. Each of the Loan Parties represents and warrants to the Agent and the Lenders that, by its execution and delivery hereof to the Agent, after giving effect to this Third Amendment, no Material Adverse Change shall have occurred with respect to the Borrower or any of the Loan Parties since the Closing Date of the Credit Agreement.
      Litigation. Each of the Loan Parties represents and warrants to the Agent and the Lenders that, by its execution and delivery hereof to the Agent, after giving effect to this Third Amendment, there are no actions, suits, investigations, litigation or governmental proceedings pending or, to the Loans Parties' knowledge, threatened against any of the Loan Parties or any of their respective properties that could reasonably be expected to result in a Material Adverse Change, or that purport to affect the legality, validity, or enforceability of the Credit Agreement, the Notes or any other Loan Document.
      Due Diligence. The Agent shall have completed, to its satisfaction, review of each of the following items entered into subsequent to the Closing Date of the Credit Agreement:
        all acquisition or purchase agreements;
        an analysis of environmental liabilities with respect to properties owned or to be acquired subsequent to the Effective Time;
        pro forma historical financials for the Borrower; and
        pro forma projections for at least that period of time from the Effective Time to the Termination Date.
      Representations and Warranties; No Event of Default. The representations and warranties set forth in the Credit Agreement and this Third Amendment shall be true and correct on and as of the Effective Time with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and no Potential Default or Event of Default shall exist and be continuing under the Credit Agreement or under any other Material Contract, as of the Effective Time.
      Authorizing Resolutions. The Borrower shall have delivered to the Agent true, correct and complete copies of the resolutions of the Loan Parties authorizing each of the Loan Parties to execute and deliver this Third Amendment.
    Amendments Effective Upon the Amendment of the March 2003 Note Purchase Agreement. The following provisions shall become effective at such time that the Debt Incurrence Test has been amended (until such time, the Leverage Ratio shall remain unchanged at its current level of 2.50 to 1.0 and the associated pricing levels shall also remain unchanged):
      Definitions.
        Additional Definitions. Section 1.1 of the Credit Agreement shall be amended by inserting the following new definitions alphabetically to Section 1.1 of the Credit Agreement:

        "Adjusted Base Rate has the meaning set forth in item (i) of Subsection 2.2b."

        "Base Rate Margin" means, the percentage expressed in basis points per annum determined from time to time based upon the Leverage Ratio set forth under the relevant column heading below:

	Level I	Level II	Level III	Level IV	Level V
	If the Leverage Ratio is less than or equal to 1.25 to 1.0	If the Leverage Ratio is greater than 1.25 to 1.0 but less than or equal to 1.75 to 1.0	If the Leverage Ratio is greater than 1.75 to 1.0 but less than or equal to 2.25 to 1.0	If the Leverage Ratio is greater than 2.25 to 1.0 but less than or equal to 2.75 to 1.0	If the Leverage Ratio is greater than 2.75 to 1.0
Base Rate Margin	0 Basis Points	0 Basis Points	0 Basis Points	25 Basis Points	50 Basis Points

        Nothing contained in this chart shall be viewed as altering the Borrower's obligation to comply with the Leverage Ratio set forth in Section 5.3a herein. Accordingly, in the event that the Borrower's Leverage Ratio exceeds the limits set forth in Section 5.3a, then an Event of Default shall exist and the rate of interest shall be determined by reference to Section 2.2f.

        Adjustments to the Base Rate Margin resulting from changes in the Leverage Ratio shall be made without notice to the Borrower. Such adjustments will be effective on the date on which the Parent's financial statements and Compliance Certificate are due to be delivered to the Lenders pursuant to Section 4.2; provided, however, that if the Borrower has failed to deliver, or caused to be delivered, such financial statements and Compliance Certificate on or before the date such delivery is due, then the Leverage Ratio shall be deemed, solely for the purposes of this definition, to be greater than 2.75 to 1.0 until such time as they are actually delivered."

        The chart found within the definition of the term "Applicable Euro-Rate Margin" found in Section 1.1 of the Credit Agreement, shall hereby be amended by inserting the following chart in its place as follows:
	Level I	Level II	Level III	Level IV	Level V
	If the Leverage Ratio is less than or equal to 1.25 to 1.0	If the Leverage Ratio is greater than 1.25 to 1.0 but less than or equal to 1.75 to 1.0	If the Leverage Ratio is greater than 1.75 to 1.0 but less than or equal to 2.25 to 1.0	If the Leverage Ratio is greater than 2.25 to 1.0 but less than or equal to 2.75 to 1.0	If the Leverage Ratio is greater than 2.75 to 1.0
Applicable Euro-Rate Margin	125 Basis Points	150 Basis Points	175 Basis Points	200 Basis Points	225 Basis Points

        Nothing contained in this chart shall be viewed as altering the Borrower's obligation to comply with the Leverage Ratio set forth in Section 5.3a herein. Accordingly, in the event that the Borrower's Leverage Ratio exceeds the limits set forth in Section 5.3a, then an Event of Default shall exist and the rate of interest shall be determined by reference to Section 2.2f.

        The chart found within the definition of the term "Commitment Fee Rate" found in Section 1.1 of the Credit Agreement, shall hereby be amended by inserting the following chart in its place as follows:
	Level I	Level II	Level III	Level IV	Level V
	If the Leverage Ratio is less than or equal to 1.25 to 1.0	If the Leverage Ratio is greater than 1.25 to 1.0 but less than or equal to 1.75 to 1.0	If the Leverage Ratio is greater than 1.75 to 1.0 but less than or equal to 2.25 to 1.0	If the Leverage Ratio is greater than 2.25 to 1.0 but less than or equal to 2.75 to 1.0	If the Leverage Ratio is greater than 2.75 to 1.0
Commitment Fee Rate	40 Basis Points	45 Basis Points	50 Basis Points	50 Basis Points	50 Basis Points
Nothing contained in this chart shall be viewed as altering the Borrower's obligation to comply with the Leverage Ratio set forth in Section 5.3a herein.

      Base Rate Option. Paragraph (i) of Subsection 2.2b of the Credit Agreement shall be amended and restated as follows:

      "(i) Base Rate Option: A rate of interest per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) equal to the sum of (A) the Base Rate plus (B) the Base Rate Margin from time to time in effect ("the Adjusted Base Rate"). The Adjusted Base Rate for each Base Rate Portion then outstanding shall be adjusted automatically, from time to time, effective upon each change in the Base Rate Margin resulting from any increase or decrease in the Leverage Ratio."

      Leverage Ratio. Subsection 5.3a of the Credit Agreement shall be amended and restated as follows:

    "5.3a Maximum Leverage Ratio. As of the end of each Fiscal Quarter, the Leverage Ratio shall not exceed the lesser of (i) 3.50 to 1.0; or (ii) 0.50 less than the then effective Debt Incurrence Test or comparable test of the Second Note Purchase Agreement, whichever is more restrictive."

    Representations and Warranties. Each of the Loan Parties represents and warrants to the Agent and the Lenders that, by its execution and delivery hereof to the Agent, after giving effect to this Third Amendment, no Potential Default or Event of Default has occurred and is continuing, and the representations and warranties made by the Borrower and the other Loan Parties in or pursuant to the Credit Agreement or any of the Loan Documents, are true and correct in all material respects on and as of the date hereof as if made on such date (except to the extent that any such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).
    Re-allocation. From and after the Effective Time, all outstanding Revolving Credit Loans and Letters of Credit, and all payments related thereto, will be shared ratably among the Lenders (including the New Lenders) according to their Revolving Credit Commitments as modified by this Third Amendment.
    Full Force and Effect. All provisions of the Credit Agreement remain in full force and effect on and after the Effective Time and the date hereof except as expressly amended hereby. The parties do not amend any provisions of the Credit Agreement except as expressly amended hereby.
    Counterparts. This Third Amendment may be signed in counterparts.
    Payment of Fees and Expenses. The Borrower shall have paid or caused to be paid all fees and expenses required to be paid, on or before the Effective Time, by the Borrower pursuant to the Fee Letter between the Borrower and the Agent, dated September 17, 2003.
    Incorporation into Credit Agreement. This Third Amendment and Schedule 1 hereto shall be incorporated into the Credit Agreement by this reference.
    Governing Law. This Third Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania.

[SIGNATURE PAGES FOLLOW]

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING

CO., LLC THIRD AMENDMENT TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

PENN VIRGINIA OPERATING CO., LLC, a Delaware limited liability company

By: /s/ A. JAMES DEARLOVE
Name: A. James Dearlove
Title: Chief Executive Officer

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING

CO., LLC THIRD AMENDMENT TO CREDIT AGREEMENT]

BNP PARIBAS

By:/s/ EVANS SWANN
Name: Evans Swann
Title: Director

By:/s/ GREG SMOTHERS
Name: Greg Smothers
Title: Vice President

Address for notice purposes:

BNP Paribas
1200 Smith Street - Suite 3100
Houston, Texas 77002
Attention: Evans Swann
Telephone:(713) 982-1100
Telecopier: (713) 659-6915

With a copy to:

BNP Paribas
919 Third Avenue
New York, NY 10022
Attention: Cory Lantin
Telephone:(212) 471-6631
Telecopier: (212) 841-2683

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING

CO., LLC THIRD AMENDMENT TO CREDIT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY

By: /s/ STEPHEN J. WOOD
Name: Stephen J. Wood
Title: Vice President

Address for notice purposes:

200 West Second Street
Winston Salem, North Carolina 27101
Attention: Steve Wood
Telephone: (336) 733-2735
Telecopier: (336) 733-2740

With a copy to:

Brenda Kirby
200 West Second Street
Winston-Salem, North Carolina 27101
Telephone: (336) 733-2726
Telecopier: (336) 733-2740

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING

CO., LLC THIRD AMENDMENT TO CREDIT AGREEMENT]

FLEET NATIONAL BANK

By: /s/ MARK M. GREEN
Name: Mark M. Green
Title: Managing Director

Address for notice purposes:

Fleet National Bank
Maria Dechellis
100 Federal Street
Boston, MA 02110
Telephone: (617) 434-7198
Telecopier: (617) 434-0201

With a copy to: N/A

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING

CO., LLC THIRD AMENDMENT TO CREDIT AGREEMENT]

PNC BANK, NATIONAL ASSOCIATION

By: /s/ CHRISTOPHE N. MORAVEC
Name: Christopher N. Moravec
Title: Senior Vice President

Addresses for notice purposes:

PNC Bank, National Association
Agency Services
PNC Firstside Center
500 First Avenue, 4th Floor
Pittsburgh, PA 15219
Attention: Lisa Pierce
Telephone: (412) 762-6442
Telecopier: (412) 762-8672

With a copy to:

PNC Bank, National Association
Energy Metals and Mining Group
One PNC Plaza - 2nd Floor
249 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707
Attention: Christopher N. Moravec
Telephone: (412) 762-2540
Telecopier: (412) 705-3232

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING

CO., LLC THIRD AMENDMENT TO CREDIT AGREEMENT]

SUNTRUST BANK

By: /s/ SCOTT C. FOLSOM
Name: Scott C. Folsom
Title: Senior Vice President

Address for notice purposes:

SunTrust Bank, East Tennessee
207 Mockingbird Lane
Johnson City, Tennessee 37604
Attention: Scott C. Folsom
Telephone: (423) 461-1076
Telecopier: (423) 434-0338

With a copy to: N/A

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING

CO., LLC THIRD AMENDMENT TO CREDIT AGREEMENT]

THE HUNTINGTON NATIONAL BANK

By: /s/ MARK E. HARRIS
Name: Mark E. Harris
Title: Vice President

Address for notice purposes:

The Huntington National Bank
P.O. Box 633
Charleston, WV 25302
Attention: Blair DeVan
Telephone: (304) 348-7138
Telecopier: (304) 348-5055

With a copy to: N/A

[SIGNATURE PAGE TO PENN VIRGINIA OPERATING

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WACHOVIA BANK, NATIONAL ASSOCIATION

By: /s/ LAURENCE M. LEVY
Name: Laurence M. Levy
Title: Senior Vice President

Address for notice purposes:

Wachovia Bank, National Association
201 South Jefferson Street
Roanoke, Virginia 24011-1701
Attention: Laurence Levy (VA7446)
Telephone: (540) 563-7609
Telecopier: (540) 561-5262

Mail:

Wachovia Bank, National Association
P.O. Box 13327
Roanoke, Virginia 24040